SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 11, 2012

Date of Report (Date of Earliest Event Reported)

FIRST POTOMAC REALTY TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-31824	37-1470730
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7600 Wisconsin Avenue

Bethesda, Maryland 20814

(Address of Principal Executive Offices) (Zip Code)

(301) 986-9200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Barry H. Bass’s service as Executive Vice President and Chief Financial Officer of First Potomac Realty Trust (the “Company”) terminated as of September 11, 2012. Mr. Bass previously notified the Company of his intention to depart the Company, as disclosed by the Company in prior filings. Furthermore, as previously disclosed in the Company’s Current Report on Form 8-K dated September 4, 2012, the Company has appointed Andrew P. Blocher to the position of Executive Vice President and Chief Financial Officer commencing on or about October 8, 2012. Michael H. Comer, the Company’s Chief Accounting Officer, is performing and will continue to perform the functions of the Company’s principal financial officer relating to the preparation of the Company’s financial statements and periodic reports and other financial reporting issues pending the commencement of Mr. Blocher’s service with the Company.

On September 11, 2012, the Company and Mr. Bass entered into Termination Agreement, Release and Covenant Not to Sue (the “Termination Agreement”). Pursuant to the Termination Agreement, provided that he does not revoke his acceptance of the agreement, Mr. Bass will receive a lump sum payment equal to 39 weeks of his current annualized base salary of $310,000, net of taxes and any amounts owed by him to the Company. In addition, Mr. Bass will receive accelerated vesting of 66,746 of his 125,949 unvested restricted common shares, the remainder of which he will forfeit, and he will have 90 days to exercise his vested share options. Furthermore, Mr. Bass will receive reimbursement for continued group medical and dental coverage through COBRA for nine months following his termination date and will be entitled to retain his company-issued mobile devices (without the corresponding data plans). Pursuant to the Termination Agreement, the Company has agreed to a general release of claims against Mr. Bass, and in consideration for the severance and other benefits described above, Mr. Bass has agreed to a general release of claims against the Company and has agreed not to sue the Company for events occurring prior to the date of the Termination Agreement. Mr. Bass also has agreed to provide information and cooperation to the Company upon request at an agreed upon per diem rate, depending on the time actually spent. The Termination Agreement also contains certain confidentiality obligations and other customary provisions.

The Company currently expects that it will incur a charge in the third quarter of 2012 of approximately $440,000 associated with accelerated vesting of shares and the payments to Mr. Bass under the Termination Agreement described above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST POTOMAC REALTY TRUST

September 14, 2012	/s/ Douglas J. Donatelli
Douglas J. Donatelli
Chairman and Chief Executive Officer